Exhibit 10.9
November 18, 2005
Mr. John R. Price
3144 Granite Road
Woodstock, Maryland 21163
Dear John:
It is with pleasure that I confirm our offer of employment as President and Chief Executive Officer at the Federal Home Loan Bank of Pittsburgh. You are being offered a monthly salary of $41,667; and your start date will be January 2, 2006. In addition to your base salary and standard benefit plans, this offer includes the following:
•	Effective January 2, 2006 participation in the Bank’s Annual Incentive Compensation Program at an eligibility level of: threshold, 20%; target, 35%; and maximum, 50%.
•	Effective January 2, 2006 participation in the Bank’s Long-Term Incentive Compensation Program at an annualized eligibility level of: threshold, 12.5%; target, 25%; and maximum, 50%.
•	Twenty vacation days and five flex days annually.
•	Participation in the Bank’s Supplemental Executive Retirement Plan and Supplemental Thrift Plan.
•	Use of a Bank-owned automobile up to a value of $45,000 and reimbursement of parking expenses.
•	Business club membership.
•	Relocation costs that include closing costs for selling and purchasing a home; house hunting trips; house visitations to your current residence up to six months; temporary living accommodations up to six months; moving and storage of all household furnishings and personal belongings; and $50,000 for incidental expenses associated with the relocation of you and your family. This offer also includes gross up of all taxable relocation expenses.
John, in the event that your employment is severed without cause, we offer you a severance package of 12 months’ base salary continuation and medical coverage for the length of the severance.
Please sign and return this original letter to indicate your acceptance of this offer; a copy of this letter is enclosed for your records.
On behalf of the Board of Directors, we welcome you to your new role and look forward to your leadership of the Federal Home Loan Bank of Pittsburgh.
If you have any questions, please feel free to contact me at 302-571-7294 (office), 302-652-1375 (home) or Jackie Heidelberg. Her phone number is 412-288-2831 (office) or 412-310-7207 (cell).
Sincerely,
/s/ Marvin N. Schoenhals
Marvin N. Schoenhals
Chairman, Board of Directors
I accept the position and terms offered in this letter.

/s/ John R. Price	nov 21st, 2005

Signature	Date

601 Grant Street • Pittsburgh, PA 15219-4455 • 412/288-3400

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